Exhibit 32.4

Certification Pursuant to 18 U.S.C.  Section 1350

(As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of DCT Industrial Trust Inc., the sole general partner of DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Partnership”), does hereby certify with respect to the Annual Report of the Partnership on Form 10-K for the annual period ended December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”) that, to his knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

February 20, 2015	/s/ Matthew T. Murphy
Matthew T. Murphy
Chief Financial Officer and Treasurer of DCT Industrial Trust Inc., general partner of DCT Industrial Operating Partnership LP